SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 12, 2004

                      PARADISE MUSIC & ENTERTAINMENT, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE 001-12635 13-3906452
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    (STATE OR OTHER JURISDICTION    (COMMISSION          (IRS EMPLOYER
         OF INCORPORATION)          FILE NUMBER)      IDENTIFICATION NO.)

                  122 East 42nd St., New York, New York 10168
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       Registrant's telephone number, including area code (888) 565-3259
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. Other Events.

Paradise Music has entered into agreements with Porter Capital Corporation, an Alabama corporation, and MME, Inc., a New Jersey corporation, for funding which we anticipate will enable us to begin our acquisition strategy and facilitate the updating of our SEC filings.

The Agreement with Porter recognizes that the Company is indebted to Porter in the amount of $607,351.46 as at October 10, 2003, (the payment of which is in default) and agrees to reduce that amount to $300,000.00. The new Senior Secured
Note is due and payable April 15, 2005. The note and documents comprising the total agreement provide that the note may be paid in full by the sale of shares of our common stock that Porter already holds in its possession. The $300,000 balance will not bear interest until after its maturity date whereupon interest will be payable monthly in advance at the rate of 18% per annum. The Agreement further provides for Porter to extend a 5 million dollar line of credit for accounts receivable financing for the purposes of acquisitions by Paradise Music.

In addition, we entered into the following loan agreements for financing to facilitate the updating of our SEC filings:

     1. Loan Agreement, dated as of April 12, 2004, for mezzanine financing with Porter which provides (i) for a loan in the amount of $40,000 from Porter in the form of a Promissory Note to be used for additional operating capital; (ii) that Porter will receive warrants to purchase 500,000 restricted shares of our common stock as additional consideration at a strike price of $0.002 per share expiring 4 years from the closing of the transaction; (iii) that Porter will have a security interest in all of Paradise Music's assets; and (iv) that the term of the Promissory Note will be two years and the interest rate will be 10% annually.

          In connection with this Loan Agreement, we issued to Porter a Promissory Note in the original principal amount of $40,000.00 dated as of April 12, 2004, with interest at the rate of ten (10%) percent per annum on the original principal amount payable thereon quarterly in arrears commencing on July 1, 2004 and on the first day of every third month thereafter through and including the maturity date which is April 12, 2007 (or such earlier date as Porter accelerates payment of the indebtedness pursuant the provisions of the Note).

     2. Loan Agreement, dated as of April 12, 2004, for mezzanine financing with MME, Inc. which provides (i) for a loan in the amount of $80,000 from MME, Inc. in the form of a Promissory Note to be used for conditional, additional operating capital; (ii) that MME, Inc. will receive warrants to purchase 1,000,000 restricted shares of the Company's common stock as additional consideration at a strike price of $0.002 per share expiring 4 years from the closing of the transaction; (iii) that the term of the debenture will be two years and the interest rate will be 10% annually.

          In connection with this Loan Agreement, we issued to MME, Inc. a Promissory Note in the original principal amount of $80,000.00 dated as of April 12, 2004, with interest at the rate of ten (10%) percent per annum on the original Principal Amount payable thereon quarterly in arrears commencing on July 1, 2004 and on the first day of every third month thereafter through and including the maturity date which is April 12, 2007 (or such earlier date as Porter accelerates payment of the indebtedness pursuant the provisions of the Note).

Further, we entered into another Loan Agreement with MME, Inc. for financing that facilitates our acquisition strategy and provides (i) for a loan in the amount of $880,000 from MME, Inc. in the form of a Promissory Note for the acquisition of companies; (ii) that MME, Inc. will receive warrants to purchase 9,614,009 restricted shares of the Company's common stock, as consideration for providing the additional funding, at a strike price of $0.002 per share. These
Warrants expire 4 years from the closing of the transaction; (iii) that the warrants will be issued pro rata as funds are advanced; (iv) that the Debenture will be a secured interest in all of the Company's assets; and (if) the term of the debenture will be two years and the interest rate will be 10% annually.

In connection with this Loan Agreement, we issued to MME, Inc. a Promissory Note in the original principal amount of $880,000.00 dated as of April 12, 2004, with interest at the rate of ten (10%) percent per annum on the original Principal Amount payable thereon quarterly in arrears commencing on July 1, 2004 and on the first day of every third month thereafter through and including the maturity date which is April 12, 2007 (or such earlier date as Porter accelerates payment of the indebtedness pursuant the provisions of the Note).

In connection with the above agreements, we have entered into Security Agreements, each dated as of April 12, 2004, with each of MME, Inc. and Porter, pursuant to which we have pledged as collateral security for the prompt and complete payment under the aforesaid Promissory Notes, in accordance with the terms thereof, all of Paradise Music's assets and all proceeds and products thereof.

We have issued a press release announcing the funding as provided by the aforesaid agreements and are attaching copies of the agreements, the promissory notes and the press release as exhibits to this Form 8-K.

ITEM 7. EXHIBITS.

10.1     Agreement with Porter Capital Corporation
10.2     Loan agreement with Porter Capital Corporation
10.3     Loan agreement with MME, Inc. ($80,000)
10.4     Loan agreement with MME, Inc. ($880,000)
10.5     Security Agreement with Porter Capital Corporation
10.6     Security Agreement with MME, Inc.
10.7     Security Agreement with MME, Inc.
10.8     Promissory Note ($40,000) to Porter Capital Corporation
10.9     Promissory Note ($80,000) to MME, Inc.
10.10    Promissory Note ($880,000) to MME, Inc.
10.11    Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Paradise Music & Entertainment, Inc.

                                            By: /s/ KELLY T. HICKEL
                                                -------------------
                                                Kelly T. Hickel,
                                                Chairman and President


         Date:  May 10, 2004